Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on September 10, 2012

Registration No. 333-168705

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIRECTV
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

26-4772533
(LR.S. Employer Identification Number)
 2230 East Imperial Highway
El Segundo, California 90245
(310) 964-5000
(Address, including zip code, and telephone number,
including area code, of registrants' principal executive offices)

DIRECTV HOLDINGS LLC (Exact name of registrant as specified in its charter)	DIRECTV FINANCING CO., INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
25-1902628 (LR.S. Employer Identification Number)	59-3772785 (I.R.S. Employer Identification Number)
2230 East Imperial Highway El Segundo, California 90245 (310) 964-5000 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)	2230 East Imperial Highway El Segundo, California 90245 (310) 964-5000 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

and certain subsidiaries identified in the "Table of Additional Registrants" below

Larry D. Hunter
Executive Vice President and General Counsel
2230 East Imperial Highway
El Segundo, California 90245
(310) 964-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew D. Bloch, Esq.
Michael E. Lubowitz, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by the Registrants.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	(1)	(1)	(1)	(1)

Guarantees	(2)	(2)	(2)	(2)

(1)
An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the "Securities Act"), the registrant is deferring payment of all of the registration fee.

(2)
Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.

Table of Additional Registrants(1)(2)

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
DIRECTV Customer Services, Inc.	Delaware	95-4738537
DIRECTV Enterprises, LLC	Delaware	95-4511942
DIRECTV Home Services, LLC	Delaware	56-2466781
DIRECTV Merchandising, Inc.	Delaware	95-4523782
DIRECTV, LLC	California	95-4511940
LABC Productions, LLC	California	20-3162838

(1)
The address and telephone number for each of the Additional Registrants is 2230 East Imperial Highway, El Segundo, California 90245, (310) 964-5000.

(2)
The name, address, including zip code, and telephone number, including area code, of agent for service for each of the Additional Registrants is Larry D. Hunter, Esq., c/o DIRECTV Holdings LLC, 2230 East Imperial Highway, El Segundo, California 90245, (310) 964-5000.

 EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (this "Post-Effective Amendment"), filed by DIRECTV ("Parent"), DIRECTV Holdings LLC ("DIRECTV Holdings") and DIRECTV Financing Co., Inc., a subsidiary of DIRECTV Holdings ("DIRECTV Financing"), is being filed pursuant to Rule 413 under the Securities Act, for the purpose of amending the Registration Statement on Form S-3 (Registration Number 333-168705) originally filed with the Securities and Exchange Commission by Parent, DIRECTV Holdings and DIRECTV Financing on August 10, 2010 (the "Registration Statement") to (i) remove DIRECTV, Inc., DIRECTV Programming Holdings I, Inc. and DIRECTV Programming Holdings II, Inc. as registrants, (ii) register the guarantees by Parent of debt securities issued by DIRECTV Holdings and DIRECTV Financing, (iii) reflect the name change of subsidiary guarantor registrant DIRECTV Operations, LLC to DIRECTV, LLC and (iv) file certain additional exhibits to the Registration Statement. This Post-Effective Amendment shall become effective immediately upon filing in accordance with Rule 462(e) under the Securities Act.

        DIRECTV Programming Holdings I, Inc. and DIRECTV Programming Holdings II, Inc. each held an equity investment that was sold in 2011. Each of the foregoing companies was dissolved after the sale in 2011. DIRECTV, Inc. merged with and into DIRECTV, LLC as of January 1, 2012.

PROSPECTUS

DIRECTV HOLDINGS LLC
DIRECTV FINANCING CO., INC.
DEBT SECURITIES

DIRECTV
DIRECTV CUSTOMER SERVICES, INC.
DIRECTV ENTERPRISES, LLC
DIRECTV HOME SERVICES, LLC
DIRECTV MERCHANDISING, INC.
DIRECTV, LLC
LABC PRODUCTIONS, LLC
GUARANTEES

        DIRECTV Holdings LLC ("DIRECTV Holdings") and DIRECTV Financing Co., Inc. ("DIRECTV Financing") may from time to time offer to sell their debt securities, which will be fully and unconditionally guaranteed by DIRECTV, ("Parent") and/or one or more of the additional registrants, each of which is a direct or indirect wholly-owned subsidiary of DIRECTV Holdings.

        DIRECTV Holdings and DIRECTV Financing may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. DIRECTV Holdings and DIRECTV Financing will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus. DIRECTV Holdings and DIRECTV Financing will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The principal executive office of the registrants is located at 2230 East Imperial Highway, El Segundo, California 90245, and their telephone number at that address is (310) 964-5000.

        Investing in the securities involves risks. See "Risk Factors" on page 4 of this prospectus to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is September 10, 2012

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters addressed in such statements.

        You should read this prospectus, any prospectus supplement and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "we," "us" and "our" are to DIRECTV and its consolidated subsidiaries, including DIRECTV Holdings and DIRECTV Holdings' subsidiaries, including DIRECTV Financing and the additional registrants.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. Such filed reports and other information can be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-732-0330.

        The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of such site is: http://www.sec.gov.

        Our Internet website is www.directv.com. We make available free of charge on such website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC. Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus supplement is not part of this prospectus supplement.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed below.

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 23, 2012;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, filed on May 9, 2012 and for the quarter ended June 30, 2012, filed on August 3, 2012;

  •
  the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 16, 2012 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2011;

  •
  our Current Reports on Form 8-K filed with the SEC on January 27, 2012, February 15, 2012, March 14, 2012, May 9, 2012 and August 27, 2012, which supersedes Items 1, 2, 7, 8, and 9A, as well as the Report of Independent Registered Public Accounting Firm of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and

  •
  any of our future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed; provided that this prospectus will not incorporate any information that we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, DIRECTV, 2230 East Imperial Highway, El Segundo, California 90245, Telephone No. (310) 964-5000.

PROSPECTUS SUMMARY

Business

        We are a leading provider of digital television entertainment in the United States and Latin America. We operate two direct-to-home, or DTH, business units: DIRECTV U.S. and DIRECTV Latin America, which are differentiated by their geographic location and are engaged in acquiring, promoting, selling and distributing digital entertainment programming primarily via satellite to residential and commercial subscribers. In addition, since November 19, 2009, we own and operate three regional sports networks and own a 60% interest in Game Show Network, LLC, a basic cable television network dedicated to game-related programming and Internet interactive game playing.

  •
  DIRECTV U.S.  DIRECTV Holdings and its subsidiaries, which we refer to as DIRECTV U.S., is the largest provider of DTH digital television services and the second largest provider in the multi-channel video programming distribution, or MVPD, industry in the United States. As of June 30, 2012, DIRECTV U.S. had approximately 19.9 million subscribers.

  •
  DIRECTV Latin America.  DIRECTV Latin America Holdings, Inc. and its subsidiaries, or DIRECTV Latin America, is the leading provider of DTH digital television services throughout Latin America. DIRECTV Latin America is comprised of: PanAmericana, which provides services in Argentina, Chile, Colombia, Ecuador, Puerto Rico, Venezuela and certain other countries in the region, and Sky Brasil Servicos Ltda., or Sky Brasil; which is a 93% owned subsidiary. DIRECTV Latin America also includes our 41% equity method investment in Innova, S. de R.L. de C.V., or Sky Mexico. As of June 30, 2012, PanAmericana had approximately 4.6 million subscribers, Sky Brasil had approximately 4.5 million subscribers and Sky Mexico had approximately 4.6 million subscribers.

  •
  DIRECTV Sports Networks.  DIRECTV Sports Networks LLC and its subsidiaries, or DSN, is comprised primarily of three regional sports television networks based in Seattle, Washington; Denver, Colorado and Pittsburgh, Pennsylvania, each of which operates under the brand name ROOT SPORTS. The operating results of DSN beginning November 19, 2009 are reported as part of the "Sports Networks, Eliminations and Other" reporting segment.

        Through DIRECTV U.S., we provide approximately 19.9 million subscribers with access to hundreds of channels of digital-quality video entertainment and CD-quality audio programming that we transmit directly to subscribers' homes or businesses via high-powered geosynchronous satellites. We also provide video-on-demand, or VOD, by "pushing" top-rated movies onto customers' digital video recorders, or DVRs, for instant viewing, as well as via broadband to our subscribers who have connected their set-top receiver to their broadband service.

        We believe we provide one of the most extensive collections of programming available in the MVPD industry, including over 170 national high-definition, or HD, television channels and three dedicated 3D channels. In addition, we offer VOD service, named DIRECTV CINEMA™, which provides a selection of approximately 8,000 movie and television programs to our broadband-connected subscribers. As of June 30, 2012, we provided local channel coverage in HD to markets covering over 97% of U.S. television households. In addition, we provided local channel coverage to markets representing approximately 99% of U.S. television households.

        We also provide premium professional and collegiate sports programming such as the NFL SUNDAY TICKET™, package, which allows subscribers to view the largest selection of NFL games available each Sunday during the regular season. Under our contract with the NFL, we have exclusive rights to provide this service through the 2014 season, including rights to provide related broadband, HD, VOD, interactive and mobile services.

        To subscribe to the DIRECTV® service, subscribers sign up for our service through us, our national retailers, independent satellite television retailers or dealers, or regional telephone companies, which we refer to as telcos. We or one of our home service providers or dealers install the receiving equipment. The receiving equipment, which we refer to as a DIRECTV® System, consists of a small receiving satellite dish antenna, one or more digital set-top receivers, which are typically leased to the subscriber, and remote controls. After acquiring and installing a DIRECTV System, subscribers activate the DIRECTV service by contacting us and subscribing to one of our programming packages.

        DIRECTV Latin America is the leading provider of DTH digital television services throughout Latin America and the Caribbean, which includes Puerto Rico. DIRECTV Latin America provides a wide selection of local and international digital-quality video entertainment and CD-quality audio programming under the DIRECTV and SKY brands to approximately 4.6 million subscribers in PanAmericana and approximately 4.5 million subscribers in Brazil. Our affiliate, Sky Mexico, has approximately 4.6 million subscribers. Including Sky Mexico, DIRECTV and SKY provide service to over 13.7 million subscribers throughout the region.

        We believe we provide one of the most extensive collections of programming available in the Latin America pay television market, including HD sports video content and the most innovative interactive technology across the region. In addition, we have the unique ability to sell superior offerings of our differentiated products and services on a continent-wide basis at a lower cost compared to our competition. As of December 31, 2011, we provided service to approximately 22% of pay television households in PanAmericana, 30% of pay television households in Brazil and 32% of pay television households in Mexico.

Corporate Information

        Our registered and principal executive offices are located at 2230 East Imperial Highway, El Segundo, California 90245, and the telephone number at that address is (310) 964-5000.

RISK FACTORS

        Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under "Item 1A—Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "estimate," "anticipate," "intend," "plan," "foresee," "project" or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

        The risk factors discussed under "Item 1A—Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus, could cause our results to differ materially from those expressed in forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include the risks described below.

  •
  Levels of competition are increasing.

  •
  Emerging digital media competition could materially adversely affect us.

  •
  We depend on others to produce programming and programming costs are increasing.

  •
  Increased subscriber churn or subscriber upgrade and retention costs could materially adversely affect our financial performance.

  •
  Our subscriber acquisition costs could materially increase.

  •
  Results are impacted by the effect of, and changes in, economic conditions and weakening economic conditions may reduce subscriber spending and our rate of growth of subscriber additions and may increase subscriber churn.

  •
  DIRECTV Latin America is subject to various additional risks associated with doing business internationally, which include political and economic instability and foreign currency exchange rate volatility and controls.

  •
  Our ability to keep pace with technological developments is uncertain.

  •
  Our business relies on intellectual property, some of which is owned by third parties, and we may inadvertently infringe patents and proprietary rights of others.

  •
  We rely on key personnel.

  •
  Construction or launch delays on satellites could materially adversely affect our revenues and earnings.

  •
  Satellites are subject to significant launch and operational risks.

  •
  The loss of a satellite that is not insured could materially adversely affect programming availability and our earnings.

  •
  DIRECTV U.S. depends on the Communications Act (as defined in our Annual Report on Form 10-K for the year ended December 31, 2011) for access to cable-affiliated programming and changes impacting that access could materially adversely affect us.

  •
  Changes to and implementation of statutory copyright license requirements may negatively affect our ability to deliver local and distant broadcast stations, as well as other aspects of our business.

  •
  Satellite programming signals have been stolen and may be stolen, which could result in lost revenues and would cause us to incur incremental operating costs that do not result in subscriber acquisition.

  •
  The ability to maintain FCC licenses and other regulatory approvals is critical to our business.

  •
  DIRECTV U.S. has significant debt.

  •
  We may not be able to obtain or retain certain foreign regulatory approvals.

  •
  We have an indemnity obligation to Liberty Media (as defined in our Annual Report on Form 10-K for the year ended December 31, 2011), which is not limited in amount or subject to any cap, that could be triggered if parts of the Liberty Transaction or Liberty's 2008 Transaction (both as defined in our Annual Report on Form 10-K for the year ended December 31, 2011) with News Corporation are treated as a taxable transaction.

  •
  We may be required to forgo certain transactions in order to avoid the risk of incurring significant tax-related liabilities.

  •
  We rely on network and information systems and other technology, and a disruption or failure of such networks, systems or technology as a result of misappropriation of data or other malfeasance, as well as outages, natural disasters, accidental releases of information or similar events, may disrupt our business.

  •
  We face risks arising from the outcome of various legal proceedings.

  •
  Our strategic initiatives may not be successfully implemented, may not elicit the expected customer response in the market and may result in competitive reactions.

  •
  Those and the other factors that are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2011

        There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated for both Parent and DIRECTV Holdings.

DIRECTV

	Years Ended December 31,					Six Months Ended June 30,
	2007	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	8.07x	6.71x	4.86x	6.74x	5.87x	5.99x

DIRECTV Holdings LLC

	Years Ended December 31,					Six Months Ended June 30,
	2007	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	8.73x	6.81x	6.22x	6.41x	5.12x	5.40x

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, we will use the net proceeds from the sale of any debt securities that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and distributions to DIRECTV for such purposes or to repurchase shares of its common stock. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.

PLAN OF DISTRIBUTION

        We may sell the debt securities described in this prospectus from time to time in one or more transactions:

  •
  to purchasers directly;

  •
  to underwriters for public offering and sale by them;

  •
  through agents;

  •
  through dealers; or

  •
  through a combination of any of the foregoing methods of sale.

        We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

        The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by or on our behalf.

        Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

        Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Weil, Gotshal & Manges LLP, will pass upon the validity of any debt securities and guarantees offered by DIRECTV Holdings, DIRECTV Financing, DIRECTV and DIRECTV Holdings' subsidiaries, which are the additional registrants.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from DIRECTV's Current Report on Form 8-K filed on August 27, 2012, the related financial statement schedule incorporated by reference from DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of DIRECTV's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following statement sets forth the expenses of DIRECTV Holdings LLC ("DIRECTV Holdings") and DIRECTV Financing Co., Inc. ("DIRECTV Financing"), DIRECTV ("Parent") and the additional registrants (the "additional registrants" and together with DIRECTV Holdings, DIRECTV Financing and Parent, the "Registrants") in connection with the offering described in this Registration Statement (all of which will be borne by the Registrants). All amounts shown are estimated.

SEC registration fee	$ *
Printing expenses	+
Legal fees and expenses	+
Audit fees and expenses	+
Miscellaneous expenses	+
Trustee fees and expenses	+

Total	$ +

*
In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee for the securities offered by this prospectus.

+
Estimated expenses are not presently known.

        The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrants anticipate they will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.    Indemnification of Directors and Officers

Delaware Corporations

        Under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL") Parent and DIRECTV Financing, DIRECTV Customer Services, Inc. and DIRECTV Merchandising, Inc. (the "Delaware Corporations") are empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below.

        Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

        Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        Third Amended and Restated Certificate of Incorporation of Parent.    Parent's amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director of Parent shall be personally liable to Parent or its stockholders for monetary damages for breach of fiduciary duty as a director.

        Amended and Restated Bylaws of Parent.    Article VIII Section 1 of Parent's amended and restated bylaws provide that Parent shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Parent) by reason of the fact that such person is or was a director or officer of Parent, or is or was a director or officer of Parent serving at the request of Parent as a director or officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Parent, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

        In an action by or in the right of Parent, Article VIII Section 2 of Parent's amended and restated bylaws provide that Parent shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Parent to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Parent, or is or was a director or officer of Parent serving at the request of Parent as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Parent; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Parent unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        However, Parent's amended and restated bylaws provide that (except for proceedings to enforce rights to indemnification) Parent shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of Parent.

        Parent's amended and restated bylaws also provide that any director or officer may apply to the Delaware Court of Chancery for indemnification to the extent otherwise permissible under Article VIII Sections 1 and 2 of Parent's amended and restated bylaws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in the preceding two paragraphs, as the case may be. Neither a contrary determination in the specific case nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph shall be given to Parent promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by law.

        Parent's amended and restated bylaws also provide that expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact he or she is or was a director or officer of Parent, or is or was a director or officer of Parent serving at the request of Parent as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be paid by Parent in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, if required by applicable law, by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Parent as authorized in Parent's amended and restated bylaws.

        Parent's amended and restated bylaws also provide that the indemnification and advancement of expenses provided by, or granted pursuant to, the amended and restated bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification and advancement of expenses provided by, or granted pursuant to, the amended and restated bylaws, shall vest as to a person when such person first becomes a director or officer entitled to such rights and regardless of when any claim, action, suit or proceeding naming or implicating such person has been initiated.

        Parent's amended and restated bylaws also provide that the indemnification and advancement of expenses provided by the amended and restated bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the amended and restated certificate of incorporation, the amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Parent's amended and restated bylaws also permit Parent to purchase and maintain insurance on behalf of any person who is or was a director or officer of Parent, or is or was a director, officer or employee of Parent serving at the request of Parent as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not Parent would have the power or the obligation to indemnify such person against such liability.

        Parent's amended and restated bylaws also provide that Parent may, to the extent authorized from time to time by the board of directors of Parent, provide rights to indemnification and to the advancement of expenses to employees and agents of Parent similar to those conferred in the amended and restated bylaws to directors and officers of Parent.

        Parent's amended and restated bylaws also provide that no amendment, repeal or modification of the indemnification provisions of Parent's bylaws, or adoption of any provision inconsistent therewith, shall in any way diminish or adversely affect the rights of any present or former director or officer entitled to indemnification or advancement of expenses under the indemnification provisions of Parent's amended and restated bylaws in respect of any occurrence or matter arising, or of any claim, action, suit or proceeding involving allegations of acts or omissions occurring or arising, prior to any such amendment, repeal or modification (regardless of whether any such claim, action, suit or proceeding relating to such acts or omissions, or any proceeding relating to such person's right to indemnification or advancement of expenses, is commenced before or after the time of such amendment, repeal or modification).

        Parent has also entered into indemnification agreements with each of the non-executive members of its board of directors. Under the terms of the indemnification agreements, each non-executive director is entitled to the right of indemnification, to the fullest extent permitted by the laws of the State of Delaware, in connection with actions, claims, or other proceedings by reason of the fact that the non-executive director is or was or has agreed to serve at the request of Parent as a director of Parent, or by reason of any action alleged to have been taken or omitted in such capacity, with certain stated exceptions. The indemnification is for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred. The indemnification agreement also provides for the advancement of expenses, establishes the procedure to invoke indemnification, the process for defense of any claim and specific limitations on the indemnification obligations of Parent.

        By-law Provisions on Indemnification of Delaware Corporations.    Article XI of each of the By-laws of the Delaware Corporations sets forth the extent to which the directors, officers, and employees of the Delaware Corporations may be indemnified by the Delaware Corporations against liabilities which they may incur while serving in such capacity. Article XI generally provides that the Delaware Corporations shall indemnify, to the full extent permitted by the law, the directors and officers of the Delaware Corporations (and to such person's heirs, executors, administrators or other legal representatives) who are or were a party to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was the director or officer of the Delaware Corporations, or is or was serving at the request of the Delaware Corporations as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Delaware Corporations shall pay the expenses of such directors and officers incurred in defending any proceeding in advance of its final disposition, provided that the director or officer makes an undertaking to repay all amounts advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

        Article XI additionally generally provides that the Delaware Corporations may indemnify, to the full extent permitted by the law, every employee who is not a director or officer of the Delaware Corporations (and to such person's heirs, executors, administrators or other legal representatives) under terms similar to the indemnification of officers and directors described in the preceding paragraph. The advancement of expenses of an employee who is not an officer or director shall be made in a manner provided for by the Board of Directors.

        To the extent permitted by the law, the Board of Directors may authorize the purchase and maintenance of insurance to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise he indemnified by the Delaware Corporations under the provisions of Article XI.

        The rights conferred by Article XI are not exclusive of any other rights which a person may have or acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        The above discussion of the Third Amended and Restated Certificate of Incorporation of Parent, Amended and Restated By-Laws of Parent, By-Laws of the Delaware Corporations and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Third Amended and Restated Certificate of Incorporation of Parent, Amended and Restated By-Laws of Parent, By-Laws of the Delaware Corporations and the DGCL.

Delaware LLCs

        DIRECTV Holdings, DIRECTV Enterprises, LLC, and DIRECTV Home Services, LLC (the "Delaware LLCs") are each limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

        Section 18 of the Limited Liability Company Agreement of DIRECTV Holdings and Section 20 of the Limited Liability Company Agreement of DIRECTV Enterprises, LLC and DIRECTV Home Services, LLC (collectively, the "LLC Agreements") provide that none of the member, any director, any officer or any respective affiliates (each, an "Indemnitee") shall be liable, in damages or otherwise, to the Delaware LLCs or the member for any act or omission performed or omitted to be performed pursuant to authority granted by the LLC Agreements, except if such act or omission results from such Indemnitee's own gross negligence, willful misconduct, criminal conduct, or material breach of the LLC Agreements. Additionally, each Indemnitee shall be entitled to be indemnified and held harmless to the full extent permitted by the law, against all claims, liabilities and expenses of whatever nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Delaware LLCs, regardless of whether an Indemnitee continues to be an Indemnitee at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the interests of the Delaware LLCs, and (ii) the Indemnitee's conduct would entitle him to indemnification. The Delaware LLCs will pay expenses (including reasonable attorneys' fees and disbursements) incurred in defending a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by the Indemnitee to repay such amount if a court of competent jurisdiction determines the Indemnitee is not entitled to be indemnified by the Delaware LLCs as authorized in the LLC Agreements. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns. The Delaware LLCs may purchase and maintain insurance on behalf of an Indemnitee and other persons against any liability which may be asserted against, or expense which may be incurred by, any such person in connection with activities of the Delaware LLCs.

        The above discussion of the LLC Agreements and of the DLLC Act is not intended to be exhaustive and is qualified in its entirety by the LLC Agreements and the DLLC Act.

California LLCs

        DIRECTV, LLC and LABC Productions, LLC ("LABC LLC") are limited liability companies organized under the laws of the State of California.

        Section 17155 of the Beverly-Killea Limited Liability Company Act of California ("CLLCA") provides that, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. The CLLCA further provides that a limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person's status as a manager, member, officer, employee or agent of the limited liability company.

        Section 18 of the Limited Liability Company Agreement of each of DIRECTV, LLC and LABC LLC (the "LLC Agreements") provides that none of the member, any director, any officer or any respective affiliates (each, an "Indemnitee") shall be liable, in damages or otherwise, to DIRECTV, LLC or LABC LLC or its respective member for any act or omission performed or omitted to be performed pursuant to authority granted by the LLC Agreements, except if such act or omission results from such Indemnitee's own gross negligence, willful misconduct, criminal conduct, or material breach of the LLC Agreements. Additionally, each Indemnitee shall be entitled to be indemnified and held harmless to the full extent permitted by the law, against all claims, liabilities and expenses of whatever nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of DIRECTV, LLC or LABC LLC, as the case may be, regardless of whether an Indemnitee continues to be an Indemnitee at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the interests of DIRECTV, LLC or LABC LLC, as the case may be, and (ii) the Indemnitee's conduct would entitle him to indemnification. DIRECTV, LLC and LABC LLC will pay expenses (including reasonable attorneys' fees and disbursements) incurred in defending a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by the Indemnitee to repay such amount if a court of competent jurisdiction determines the Indemnitee is not entitled to be indemnified by DIRECTV, LLC or LABC LCC as authorized in the applicable LLC Agreement. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns. DIRECTV, LLC or LABC LLC, as the case may be, may purchase and maintain insurance on behalf of an Indemnitee and other persons against any liability which may be asserted against, or expense which may be incurred by, any such person in connection with activities of DIRECTV, LLC or LABC LLC, as the case may be.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants as disclosed above, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits

1.1	Form of Underwriting Agreement.*
4.1	Form of Senior Note Indenture.+
5.1	Opinion of Weil, Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 to the Registrants' Registration Statement on Form S-3 (File No. 333-168705) filed on August 10, 2010).
5.2	Opinion of Weil, Gotshal & Manges LLP+
12.1	Computation of Ratio of Earnings to Fixed Charges.+
23.1	Consent of Weil, Gotshal & Manges LLP (incorporated by reference to Exhibit 23.1 to the Registrants' Registration Statement on Form S-3 (File No. 333-168705) filed on August 10, 2010).
23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.2 filed herewith).
23.3	Consent of Deloitte & Touche LLP.+
24.1	Power of Attorney with respect to DIRECTV signatories (included on signature page).+
24.2	Power of Attorney with respect to DIRECTV Holdings LLC signatories (incorporated by reference to Exhibit 24.2 to the Registrants' Registration Statement on Form S-3 (File No. 333-168705) filed on August 10, 2010).
24.3	Power of Attorney with respect to DIRECTV Financing Co., Inc. signatories (incorporated by reference to Exhibit 24.3 to the Registrants' Registration Statement on Form S-3 (File No. 333-168705) filed on August 10, 2010).
24.3	Power of Attorney with respect to the Guarantors listed on Schedule A signatories (incorporated by reference to Exhibit 24.4 to the Registrants' Registration Statement on Form S-3 (File No. 333-168705) filed on August 10, 2010).
25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A.+

(*)
To be filed by amendment or as an exhibit to a document filed by DIRECTV under the Securities Exchange Act of 1934 and incorporated herein by reference.

(+)
Filed herewith.

Item 17.    Undertakings

        The undersigned Registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of Parent's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        (8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 10th day of September, 2012.

DIRECTV
By:	/s/ PATRICK T. DOYLE
	Name:	Patrick T. Doyle
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints Larry D. Hunter or Keith U. Landenberger or any of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign for such person and in such person's name and capacity indicated below, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, any and all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of September 10, 2012.

Signature	Title

/s/ MICHAEL D. WHITE Michael D. White	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
/s/ PATRICK T. DOYLE Patrick T. Doyle	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ JOHN F. MURPHY John F. Murphy	Senior Vice President, and Controller (Principal Accounting Officer)
/s/ NEIL R. AUSTRIAN Neil R. Austrian	Director

Signature	Title

/s/ RALPH F. BOYD, JR. Ralph F. Boyd, Jr.	Director
/s/ DAVID B. DILLON David B. Dillon	Director
/s/ SAMUEL A. DIPIAZZA JR. Samuel A. DiPiazza Jr.	Director
/s/ DIXON R. DOLL Dixon R. Doll	Director
/s/ CHARLES R. LEE Charles R. Lee	Director
/s/ PETER A. LUND Peter A. Lund	Director
/s/ NANCY S. NEWCOMB Nancy S. Newcomb	Director
/s/ LORRIE M. NORRINGTON Lorrie M. Norrington	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 10th day of September, 2012.

DIRECTV HOLDINGS LLC
By:	/s/ KEITH U. LANDENBERGER
	Name:	Keith U. Landenberger
	Title:	Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of September 10, 2012.

Signature		Title

* Michael D. White		President, Chief Executive Officer and Director (Principal Executive Officer)
* Larry D. Hunter		Executive Vice President, General Counsel and Director
* Patrick T. Doyle		Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
* John F. Murphy		Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
*By:	/s/ KEITH U. LANDENBERGER
Keith U. Landenberger Attorney in Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 10th day of September, 2012.

DIRECTV FINANCING CO., INC.
By:	/s/ KEITH U. LANDENBERGER
	Name:	Keith U. Landenberger
	Title:	Senior Vice President, General Counsel and Director

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of September 10, 2012.

Signature		Title

* Michael D. White		President and Chief Executive Officer (Principal Executive Officer)
* Larry D. Hunter		Executive Vice President, General Counsel and Director
* Patrick T. Doyle		Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* John F. Murphy		Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
*By:	/s/ KEITH U. LANDENBERGER
Keith U. Landenberger Attorney in Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 10th day of September, 2012.

The Guarantors Listed on Schedule A
By:	/s/ KEITH U. LANDENBERGER
	Name:	Keith U. Landenberger
	Title:	Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of September 10, 2012.

Signature		Title

* Michael D. White		President and Chief Executive Officer (Principal Executive Officer)
* Larry D. Hunter		Executive Vice President and Director
* Patrick T. Doyle		Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* John F. Murphy		Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
*By:	/s/ KEITH U. LANDENBERGER
Keith U. Landenberger Attorney in Fact

SCHEDULE A

DIRECTV ENTERPRISES, LLC
DIRECTV CUSTOMER SERVICES, INC.
DIRECTV MERCHANDISING, INC.
DIRECTV, LLC
DIRECTV HOME SERVICES, LLC
LABC PRODUCTIONS, LLC